File Number 333-179245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

Post-Effective Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Empire Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5051	22-3136782
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Parker Plaza

Fort Lee, New Jersey 07024

(201) 944-2200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nathan Kahn

President and Chief Executive Officer

One Parker Plaza

Fort Lee, New Jersey 07024

(201) 944-2200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Phone: (212) 659-7300

Fax: (212) 884-8234

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

______________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-179245), as amended (the “Registration Statement”) of Empire Resources, Inc. (the “Company”), is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement to incorporate by reference the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Annual Report”) that was filed with the Securities and Exchange Commission on March 25, 2013 and update certain other information contained in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2013

PRELIMINARY PROSPECTUS

Empire Resources, Inc.

3,100,384 Shares of Common Stock Underlying 10% Convertible Senior Subordinated Notes due June 1, 2016

_________________

This prospectus relates to the resale of up to 3,100,384 shares of our common stock to be offered by the selling stockholders upon the conversion of 10% Convertible Senior Subordinated Notes due June 1, 2016 with an aggregate face value of $12,000,000, at a conversion price adjusted to give effect to anticipated quarterly dividend payments through June 1, 2016. The 10% Convertible Senior Subordinated Notes due June 1, 2016 were issued pursuant to a Convertible Notes Purchase Agreement we entered into on June 3, 2011 with selected accredited investors.

The selling stockholders may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution,” which begins on page 9.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “ERS.” On April 29, 2013, the last reported sale price of our common stock as reported on The NASDAQ Capital Market was $5.05 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2013

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus, any accompanying prospectus supplement or the documents incorporated herein by reference before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to Empire Resources, Inc. and its consolidated subsidiaries.

Overview

We are engaged in the purchase, sale and distribution of semi-finished aluminum and steel products to a diverse customer base located in the Americas, Europe, Australia and New Zealand. We sell our products through our own marketing and sales personnel as well as through commission based independent sales agents located in North America and Europe. We purchase products from suppliers located throughout the world. Our two largest suppliers, PT. Alumindo Light Metal Industry and Hulamin Ltd., furnished approximately 57% of our products during 2012 as compared to 47% of our products during 2011. While we generally place orders with our suppliers based upon orders that we receive from our customers, we also purchase material for our own stock, which we typically use for shorter term deliveries to our customers.

Our principal executive offices are located at One Parker Plaza, Fort Lee, New Jersey 07024. Our telephone number is (201) 944-2200. Our website address is http://www.empireresources.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:	Up to 3,100,384 shares of our common stock to be offered by the selling stockholders upon the conversion of 10% Convertible Senior Subordinated Notes due June 1, 2016 with an aggregate face value of $12,000,000.(1)

Common stock outstanding prior to the offering:	8,584,402

Common stock outstanding after this offering:	11,684,786(2)

Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.

Offering price:	All or part of the shares of common stock offered hereby may be sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of sale.

The NASDAQ Capital Market symbol:	ERS

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

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(1)	The maximum number of shares of common stock that may be offered by the selling stockholders is based upon a conversion price adjusted to give effect to anticipated quarterly dividend payments through June 1, 2016. In making this estimate, we have assumed quarterly dividend payments of $0.025 per share, which we have paid since March 2009. However, our board of directors reviews our dividend policy on a quarterly basis and makes a determination with respect to a dividend distribution, subject to profitability, free cash flow and the other requirements of the business. There can be no assurance that dividends will continue to be paid in the current amount, or at all.

(2)	The number of shares of common stock outstanding after the offering is based upon 8,584,402 shares outstanding as of April 29, 2013 and assumes the conversion of all 10% Convertible Senior Subordinated Notes due June 1, 2016 with respect to those shares being registered for resale pursuant to the registration statement of which this prospectus forms a part, at a conversion price adjusted to give effect to anticipated quarterly dividend payments through June 1, 2016.

The number of shares of common stock outstanding after this offering excludes:

•	414,000 shares of common stock issuable upon the exercise of currently outstanding options at a weighted average exercise price of $1.54 per share; and

•	559,000 shares of common stock available for future issuance under our 2006 Stock Option Plan.

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RISK FACTORS

Investors should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	loss or default of one or more suppliers;

•	loss or default of one or more significant customers;

•	default by the counterparties to our derivative financial instruments;

•	changes in general, national or regional economic conditions;

•	an act of war or terrorism that disrupts international shipping;

•	changes in laws, regulations and tariffs;

•	the imposition of anti-dumping duties on the products we import;

•	changes in the size and nature of our competition;

•	changes in interest rates, foreign currencies or spot prices of aluminum;

•	loss of one or more key executives;

•	increased credit risk from customers;

•	our failure to grow internally or by acquisition; and

•	failure to improve operating margins and efficiencies.

You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

SELLING STOCKHOLDERS

Up to 2,950,037 shares of our common stock are currently being offered by the selling stockholders under this prospectus. This reflects the number of shares of common stock into which the 10% Convertible Senior Subordinated Notes due June 1, 2016 are currently convertible, at a conversion price of 245.84 shares of common stock per $1,000 principal amount of notes. The conversion price is subject to adjustment for cash and stock dividends, stock splits and similar transactions. The current conversion price reflects eight adjustments for dividends. A total of up to 3,100,384 shares of our common stock are being registered by the registration statement of which this prospectus forms a part. This amount is based upon a conversion price adjusted to give effect to anticipated quarterly dividend payments through June 1, 2016. In making this estimate, we have assumed quarterly dividend payments of $0.025 per share, which we have paid since March 2009. However, our board of directors reviews our dividend policy on a quarterly basis and makes a determination with respect to a dividend distribution, subject to profitability, free cash flow and the other requirements of the business. There can be no assurance that dividends will continue to be paid in the current amount, or at all.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the percentage of our common stock beneficially owned by each selling stockholder after the offering, we have assumed that all shares offered by such selling stockholder have been sold, and therefore the calculation is based on a number of shares of common stock outstanding comprised of (i) 8,584,402 shares of common stock outstanding as of April 29, 2013 plus (ii) the number of shares offered by the selling stockholder in this offering. The shares offered by one selling stockholder are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

	Ownership Before Offering		Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)	Number of shares offered	Number of shares of common stock beneficially owned (1)	Percentage of common stock beneficially owned (1) (2)
BFI Co. LLC(3)	245,836	245,836	-	-
Leon G. Cooperman(4)	983,346	983,346	-	-
The Leon and Toby Cooperman Family Foundation(4)	983,346	983,346	-	-
Nathan Kahn(5)	4,194,196	491,673	3,702,523	40.8%
William Spier(6)	421,453	245,836	175,617	2.0%

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(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 29, 2013, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into common stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 8,584,402 shares of common stock outstanding as of April 29, 2013.

(3)	Daniel Bendheim, Jonathan Bendheim and Yonina Bendheim Jacobson, as Class B Managers of BFI Co., LLC, and Jack Bendheim, as Class A Manager, all have voting and dispositive controls over such shares. Jack Bendheim serves as a member of our board of directors. Jack Bendheim is the father of Daniel Bendheim, Jonathan Bendheim and Yonina Bendheim Jacobson.

(4)	Leon G. Cooperman, as Trustee of The Leon and Toby Cooperman Family Foundation, has voting and dispositive controls over the shares held by The Leon and Toby Cooperman Family Foundation. In accordance with the Convertible Notes Purchase Agreement entered into in connection with the issuance of the 10% Convertible Senior Subordinated Notes due June 1, 2016, we were required to cause the election of a director designated by Leon G. Cooperman. Mr. Cooperman’s current designee is Douglas Kass. Absent a vote for such removal by the holders of our common stock, Mr. Cooperman’s designee may be removed only by our board of directors (A) for gross negligence or a material breach of his fiduciary or similar duties or (B) at any time after Mr. Cooperman and/or his affiliates cease to own notes convertible into at least 10% of our outstanding common stock, 10% of our outstanding common stock directly, or a combination thereof. For as long as Mr. Cooperman or his affiliates hold such designation right, if the members of our board of directors are to be re-elected, the board of directors is required to nominate and recommend that our stockholders elect such designee.

(5)	Nathan Kahn serves as our chief executive officer, president and a member of our board of directors.

(6)	William Spier serves as the chairman of our board of directors.

DESCRIPTION OF SECURITIES

We have authorized 20,000,000 shares of common stock, par value $0.01 per share. On April 29, 2013, there were 11,749,651 shares issued and 8,584,402 shares outstanding. We also have currently outstanding $12,000,000 principal amount of 10% Convertible Senior Subordinated Notes due June 1, 2016, which are currently convertible into 2,950,037 shares of common stock. We are registering 3,100,384 shares of our common stock under the registration statement of which this prospectus forms a part. This amount is based upon a conversion price adjusted to give effect to anticipated quarterly dividend payments through June 1, 2016. This adjustment was made at the time of our initial filing of the registration statement of which this prospectus forms a part, on January 30, 2012, and has not been adjusted for actual dividend payments since that date. In making this estimate, we assumed quarterly dividend payments of $0.025 per share, which we have paid since March 2009. However, our board of directors reviews our dividend policy on a quarterly basis and makes a determination with respect to a dividend distribution, subject to profitability, free cash flow and the other requirements of the business. There can be no assurance that dividends will continue to be paid in the current amount, or at all.

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Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Notes

On June 3, 2011, we sold $12,000,000 principal amount of 10% Convertible Senior Subordinated Notes due June 1, 2016 in a private placement to selected accredited investors. The notes are currently convertible at the option of the holders into shares of common stock at a conversion price of 245.84 shares of common stock per $1,000 principal amount of notes, subject to adjustment for cash and stock dividends, stock splits and similar transactions at any time before maturity. The current conversion price reflects eight adjustments for dividends, including a special dividend of $0.20 paid in December 2012. A total of up to 3,100,384 shares of our common stock are being registered by the registration statement of which this prospectus forms a part. This amount is based upon a conversion price adjusted to give effect to anticipated quarterly dividend payments through June 1, 2016. This adjustment was made at the time of our initial filing of the registration statement of which this prospectus forms a part, on January 30, 2012, and has not been adjusted for actual dividend payments since that date. In addition, if the last reported sale price of the common stock for 30 consecutive trading days is equal to or greater than $7.00, and a registration statement is effective covering the resale of the shares of common stock issuable upon conversion of the notes, we have the right, in our sole discretion, to require the holders to convert all or part of their notes at the then applicable conversion rate.

Interest on the notes is payable in arrears on the first day of June and December every year the notes are outstanding.

In accordance with the Convertible Notes Purchase Agreement entered into in connection with the issuance of the notes, we were required to cause the election of a director designated by Leon G. Cooperman. Mr. Cooperman’s current designee is Douglas Kass. Absent a vote for such removal by the holders of our common stock, Mr. Cooperman’s designee may be removed only by our board of directors (A) for gross negligence or a material breach of his fiduciary or similar duties or (B) at any time after Mr. Cooperman and/or his affiliates cease to own notes convertible into at least 10% of our outstanding common stock, 10% of our outstanding common stock directly, or a combination thereof. Mr. Cooperman and/or his affiliates shall not be deemed to drop below the 10% holdings requirement for any reason other than their sale or disposition of our securities. For as long as Mr. Cooperman or his affiliates hold such designation right, if the members of our board of directors are to be re-elected, the board of directors is required to nominate and recommend that our stockholders elect such designee. Upon the occurrence of certain events of default, Mr. Cooperman has the option to appoint a second director nominee in lieu of accelerating payment of unpaid principal and accrued interest.

The Convertible Notes Purchase Agreement includes standard covenants, including a requirement to use our reasonable best efforts to maintain the availability of current public information and comply with the rules of any applicable securities exchange, restrictions on our ability to incur certain indebtedness and create certain liens, and a requirement to register the common stock issuable upon conversion of the notes for resale under the Securities Act of 1933, as amended. If we fail to comply with the registration requirements in a timely manner, then we may be required, at each holder’s option, to (i) repurchase (a) all of the common stock issued upon any prior exercise of such holder’s notes or (b) such holder’s notes, in each case for 110% of the principal amount of the notes repurchased, plus accrued and unpaid interest, or (ii) make an additional payment in an amount equal to 2% per annum of the principal amount of the notes. As of the date of this prospectus, and upon its effectiveness, we are in compliance with all the covenants in the Convertible Notes Purchase Agreement.

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Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions described above do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of Section 203, and we believe we are currently subject to it because we are listed on a national securities exchange.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, could discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors, chairman, chief executive officer, president or secretary; and

•	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

Indemnification of Directors and Officers

Pursuant to Section 145 of the Delaware General Corporation Law, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•	by a majority of the disinterested directors, even though less than a quorum;

•	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

•	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

•	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The Delaware General Corporation Law requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The Delaware General Corporation Law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the Delaware General Corporation Law, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

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Limitation of Personal Liability of Directors

The Delaware General Corporation Law provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	violation of certain provisions of the Delaware General Corporation Law;

•	any transaction from which the director derived an improper personal benefit; or

•	any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our certificate of incorporation provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling stockholders” includes the successors-in-interest, donees, transferees, pledgees or others who may later hold the selling stockholders’ interests. In all cases, the selling stockholders will act independently of us in making decisions with respect to the timing, manner, size and price of each sale.

Each selling stockholder of the common stock may, from time to time, sell any or all of their shares of common stock on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are listed or quoted at the time of sale or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

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•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares;

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver common stock registered hereby to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement solely for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the common stock by the selling stockholders.

We have agreed to keep this prospectus effective until the earlier of (i) one year after the maturity date of the notes or (ii) the date on which the shares registered have been sold. The common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, has passed upon the validity of the shares of our common stock offered by us pursuant to this prospectus.

EXPERTS

Our financial statements as of December 31, 2012 and 2011 and for the years then ended incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2012 have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in its report appearing in the annual report, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes to us since May 3, 2012 that have not been described in our Annual Report on Form 10-K, this prospectus and our Current Reports on Form 8-K that should be included.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, excluding any disclosures therein that are furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 25, 2013;

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•	Current Report on Form 8-K dated January 31, 2013 and filed on February 1, 2013;

•	Current Report on Form 8-K dated March 22, 2013 and filed on March 22, 2013; and

•	Definitive Proxy Statement filed on April 30, 2013.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. Any such request should be addressed to us at: One Parker Plaza, Fort Lee, New Jersey 07024, Attention: Nathan Kahn, Chief Executive Officer and President. Our incorporated reports and other documents may be accessed at our website address: http://www.empireresources.com or by contacting the Securities and Exchange Commission as described below in “Where You Can Find More Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.empireresources.com, you can access electronic copies of documents we file with the Securities and Exchange Commission. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: One Parker Plaza, Fort Lee, New Jersey 07024, Attention: Nathan Kahn, Chief Executive Officer and President.

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$923.79
Accounting Fees and Expenses	71,000.00
Legal Fees and Expenses	85,000.00
Printing Expenses	6,000.00
Miscellaneous Fees and Expenses	8,076.21
Total	$171,000.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

We are also permitted to apply for, and currently maintain, insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

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3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (Amendment No. 1) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation (Amendment No. 2) (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

3.4	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

3.5	Amendment No. 1 to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.5 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

3.6	Amendment No. 2 to Amended and Restated By-Laws (incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

4.1	Form of Convertible Notes Purchase Agreement, dated June 3, 2011, by and among Empire Resources, Inc. and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

4.2	Amendment No. 1 to Convertible Notes Purchase Agreement, dated March 29, 2012, by and among Empire Resources, Inc. and the purchasers listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 6, 2012)

4.3	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.3 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 23, 2012)

5.1	Opinion of Haynes and Boone, LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 23, 2012)

10.1	Employment and Non-Competition Agreement, dated September 15, 1999, by and between Empire Resources, Inc. and Nathan Kahn (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.2	Amendment No. 1 to Employment and Non-Competition Agreement, dated July 19, 2002, by and between Empire Resources, Inc. and Nathan Kahn (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.3	Employment and Non-Competition Agreement, dated September 15, 1999, by and between Empire Resources, Inc. and Sandra Kahn (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

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10.4	Employment and Non-Competition Agreement, dated September 15, 1999, by and between Empire Resources, Inc. and Harvey Wrubel (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.5	1996 Stock Option Plan (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.6	2006 Stock Option Plan (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.7	Form of Option Grant under the Empire Resources, Inc. 2006 Stock Option Plan (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.8	Letter of Understanding of Business Relationship in North America, dated June 23, 2008, by and between Hulamin Rolled Products and Empire Resources, Inc. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 9, 2012)

10.9	Credit Agreement, dated April 28, 2011, by and among Empire Resources, Inc. as borrower, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as lead arranger, agent, swing line bank, issuing bank and acceptance bank, JPMorgan Chase Bank, N.A., as syndication agent, and the banks party thereto (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

10.10	Supply Agreement, dated May 27, 2011, by and among Empire Resources, Inc., Southern Aluminum Industry (China) Co., Ltd., PT. Alumindo Light Metal Industry, TBK, and Fung Lam Trading Company Ltd. (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 9, 2012)

10.11	Pre-Payment Advance Agreement, dated May 27, 2011, by and among Empire Resources, Inc., Southern Aluminum Industry (China) Co., Ltd., PT. Alumindo Light Metal Industry, TBK, and Fung Lam Trading Company Ltd. (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm (filed herewith).

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23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2012)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey on April 30, 2013.

EMPIRE RESOURCES, INC.

By:	/s/ Nathan Kahn
Name: Nathan Kahn Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nathan Kahn	Chief Executive Officer, President and Director	April 30, 2013
Nathan Kahn	(principal executive officer)

*	Vice President, Chief Financial Officer and Director	April 30, 2013
Sandra Kahn	(principal financial and accounting officer)

*	Chairman of the Board of Directors	April 30, 2013
William Spier

*	Director	April 30, 2013
Jack Bendheim

*	Director	April 30, 2013
Peter G. Howard

*	Director	April 30, 2013
Douglas Kass

*	Director	April 30, 2013
Nathan Mazurek

*	Director	April 30, 2013
L. Rick Milner

*	Director	April 30, 2013
Morris J. Smith

*	Vice President of Sales/Director of Marketing and Director	April 30, 2013
Harvey Wrubel

*Signed by Nathan Kahn as agent.

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